Exhibit 99.1

Ionix Technology Engages Maxim Group to Assist with its Growth Strategy and Up-list to a National Exchange

LAS VEGAS, NV, January 24, 2020 -- Ionix Technology, Inc. (OTCQB: IINX), ("Ionix Technology", "IINX" or "the Company"), a business aggregator in photoelectric display and smart energy fields, today announced that it has engaged Maxim Group LLC as its financial advisor to assist the Company in articulating its growth strategy to the investment community and up-list its securities to a National Securities Exchange. Ionix is looking to list its securities on a National Exchange in a bid to capitalize on its growth through the broad and developed investor base of the National Exchange. The Company believes listing to a National Exchange will enhance its visibility in the marketplace, increase the liquidity of its stock, and build long-term shareholder value.

The timing of the Company’s National Exchange up-listing process will be dependent on a multitude of factors, including but not limited to: (i) Ionix’s future gross and net revenues, (ii) its future market capitalization and (iii) overall market conditions in the future. Therefore, there can be no assurance that the Company’s securities will be accepted by a National Exchange for listing.

The Company looks forward to keeping its shareholders apprised of its progress as it moves into this next phase in the Company’s growth.

About Maxim Group LLC

Maxim Group LLC is a full-service investment banking, securities and wealth management firm headquartered in New York. The Firm provides a full array of financial services including investment banking; private wealth management; and global institutional equity, fixed-income and derivatives sales & trading, equity research and prime brokerage services to a diverse range of corporate clients, institutional investors and high net worth individuals. Maxim Group is a registered broker-dealer with the U.S. Securities and Exchange Commission (SEC) and the Municipal Securities Rulemaking Board (MSRB), and is a member of the following: Financial Industry Regulatory Authority (FINRA); Securities Insurance Protection Corporation (SIPC); NASDAQ Stock Market and NYSE Arca, Inc. To learn more about Maxim Group, visit www.maximgrp.com.

About Ionix Technology, Inc.

Ionix Technology, Inc. is a holding company that is principally engaged in the photoelectric display and smart energy industries. The company has five operating subsidiaries: Changchun Fangguan Electronics Technology Co., Ltd, a company which has been focusing on R&D, manufacturing and marketing LCM and LCD. Changchun Fangguan Photoelectric Display Technology Co., Ltd, a company which specializes in developing, designing, and selling TN and STN LCD, STN, CSTN, and TFT LCD modules as well as other related products; Shenzhen Baileqi Electronic Technology Co., Ltd, a company which specializes in LCD slicing, filling, researching and designing, and selling of LCD Modules (LCM) and PCBs; Lisite Science Technology (Shenzhen) Co., Ltd., a company engaged in the marketing and selling of intelligent electronic devices; and Dalian Shizhe New Energy Technology Co., Ltd., a company engaged in the new energy support service, and operating the photovoltaic power generation, electric vehicles and charging piles with corresponding operation and maintenance and three dimensional parking. Currently, IINX has embarked on the layout of industrialization and marketization of front end materials and back end modules of liquid crystal displays and applications of flexible folding display technology by taking Fangguan Electronics as production bases, to seize the market share of OLED high technology.

To learn more, please visit our website: www.theiinx.com

Safe Harbor Statement

This news release contains "forward-looking statements" as that term is defined in the United States Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements, including beliefs, plans, expectations or intentions regarding the future, and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors, such as the inherent uncertainties associated with new business opportunities and development stage companies. Ionix Technology assumes no obligation to update the forward-looking statements. Although Ionix Technology believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that they will prove to be accurate. Investors should refer to the risk factors disclosure outlined in Ionix Technology's annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the U.S. Securities and Exchange Commission.

Legend

This press release does not constitute an offer of any securities for sale and is not soliciting an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

IR Contact:

Dragon Gate Investment Partners LLC

Tel: +1(646)-801-2803

Email: iinx@dgipl.com